SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 23, 2003

BNC Bancorp
(Exact name of registrant as specified in its charter)

North Carolina		47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

831 Julian Avenue
Thomasville, North Carolina 27361
(Address of principal executive offices)

Registrant’s telephone number, including area code: (336) 476-9200

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

       On January 23, 2003, the Board of Directors of BNC Bancorp announced its first cash dividend of $0.12 per share for the year 2003. The dividend will be paid on February 28, 2003 to shareholders of record as of February 13, 2003.

       A copy of the Company’s press release of January 23, 2003, announcing the declaration of a dividend, is attached hereto as Exhibit (99) and is incorporated by reference herein.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

(99)	Press Release of BNC Bancorp, dated January 23, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BNC BANCORP

Date: January 23, 2003	By:	/s/ W. Swope Montgomery, Jr.
W. Swope Montgomery, Jr., President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
(99)	Press Release of Bank of North Carolina, dated January 23, 2003